Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Registration Statement Amendment No. 1 to Form S-1, of our report dated April 1, 2008, relating to the financial statements of Victoria Bay Asset Management, LLC and subsidiaries as of and for the years ended December 31, 2007 and 2006, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
April 14, 2008